                                                                     Exhibit 4.1

                                PHOTRONICS, INC.

                                 2000 STOCK PLAN

                         (as Amended on March 20, 2002)

(1) PURPOSES OF THE PLAN
      The purposes of this 2000 Stock Plan are:

      (a) To attract and retain the best available personnel for positions of substantial responsibility (both as Employees and as Outside Directors) in respect of the business of PHOTRONICS, INC., and any current subsidiary or any subsidiary which PHOTRONICS, INC. may hereafter organize or acquire;

      (b) To provide additional incentive to such personnel; and

      (c) To promote the success of the business.

(2) DEFINITIONS
      As used herein, the following definitions shall apply:

      (a) "Award" shall mean an Option or a Restricted Stock Award.

      (b) "Board" shall mean the Board of Directors of PHOTRONICS, INC.

      (c) "Change of Control" means the occurrence of an event defined in
          Section 15 of the Plan.

      (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (e) "Common Stock" shall mean the common stock of the Company.

      (f) "Company" shall mean PHOTRONICS, INC.

      (g) "Compensation Committee" shall mean a committee of the Board composed of at least two (2) members of the Board.

      (h) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code or in any successor provision thereto.

      (i) "Employee" shall mean a regular, salaried common law employee of the Company or any of its subsidiaries or affiliates.

      (j) "Option" shall mean a stock option granted pursuant to the Plan.

      (k) "Option Agreement" shall mean the stock option agreement entered into between the Company and an Employee or Outside Director upon the grant of an Option.

      (l) "Option Price" shall mean the exercise price determined pursuant to
          Section 4 hereof for the Shares to be issued pursuant to any Option granted under the Plan.

      (m) "Optioned Stock" shall mean the stock subject to an Option or Restricted Stock Award granted pursuant to the Plan.

      (n) "Optionee" shall mean an Employee or Outside Director who receives an Option or Restricted Stock Award.

      (o) "Outside Director" shall mean a member of the Company's Board of Directors who is not also an Employee.

      (p) "Performance Award" means an Option or Restricted Stock Award which is subject to conditions which render it a performance stock award under applicable law.

      (q) "Plan" shall mean this 2000 Stock Plan.

      (r) "Restricted Stock Award" means a restricted stock award granted pursuant to the Plan.

      (s) "Restricted Stock Award Agreement" means the Restricted Stock Award Agreement entered into between the Company and an Employee or Outside Director upon the grant of a Restricted Stock Award.

      (t) "Share" shall mean a share of the Common Stock of the Company as adjusted in accordance with Section 14 of the Plan.

      (u) "10% Shareholder" shall mean an individual who at the time an Option is granted hereunder owns, within the meaning of Section 422(b)(6) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations.

(3) STOCK SUBJECT TO THE PLAN
      Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares for which Awards may be granted under the Plan, is Two Million Five Hundred Thousand (2,500,000) Shares of Common Stock; provided, that Awards for no more than ten percent (10%) of the Shares authorized for issuance under this Plan may be granted cumulatively pursuant to Restricted Stock Awards and Awards for no more than fifteen percent (15%) of the Shares authorized for issuance under this Plan may be granted to any one person during any one calendar year. Shares issued under the Plan may be authorized but unissued, or treasury Shares, or Shares reacquired by the Company, or any combination of the foregoing.

      If an Option should expire, be cancelled or become unexerciseable for any reason without having been exercised in full, or any Shares issued pursuant to a Restricted Stock Award are forfeited or the Restricted Stock Award is cancelled, the unexercised, cancelled or forfeited Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for the grant of other Awards under the Plan.

(4) ADMINISTRATION OF THE PLAN
      (a) Procedure
          ---------
             The Plan shall be administered by the Board or the Compensation Committee. Members of the Board who are either eligible for grants under this Plan or have been given grants under this Plan may vote on any matters affecting the administration of the Plan or the grant of any Options or Restricted Stock Awards pursuant to the Plan, except that no such member shall act upon the granting of an Option or Restricted Stock Award to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options or Restricted Stock Awards to him.

      (b) Powers of the Board and the Committee
          -------------------------------------
             Subject to the provisions of the Plan, the Board or the Compensation Committee shall have the authority:

             i) to grant to any eligible Employee or Outside Director an Option or Restricted Stock Award, which shall be conditioned on the execution by such Employee or Outside Director of an Option Agreement or Restricted Stock Award Agreement in the form approved by the Board or the Committee;

             ii) to determine the Option Price for any Shares to be issued pursuant to an Option granted under the Plan, whether an Option is to be a Performance Award and the conditions applicable to such Options, the conditions applicable to any Restricted Stock Award, the Employees or Outside Directors to whom and the time or times at which Options or Restricted Stock Awards shall be granted, to determine the exercise or vesting date of Options and Restricted Stock Awards, whether the Option shall be a non-qualified or an incentive stock option (as defined in Section 422 of the Code or any successor provision thereto) and the number of Shares to be represented by each Option or Restricted Stock Award, and the term of each Option which in no event shall be more than ten (10) years from the date of the grant of the Option (five [5] years in the case of an incentive stock option granted to a 10% owner);

             iii) to interpret the Plan;

             iv) to prescribe, amend and rescind rules and regulations relating to the Plan;

             v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, (with the consent of the holder thereof) to modify or amend each Option or Restricted Stock Award; provided, however, that in no event may the exercise price of an Option be reduced (except pursuant to Section 14) after it is issued;

             vi) to accelerate any exercise date of any Option or Restricted Stock Award except that the exercise date of any Option or Restricted Stock Award granted to any director or executive officer cannot be accelerated without such holder's consent if such acceleration would result in liability under Section 16 of the Act, or any successor provision thereto;

             vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted by the Board or the Compensation Committee; and

             viii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) Effect of Board's or Compensation Committee's Decision
          ------------------------------------------------------
             All decisions, determinations and interpretations of the Board or the Compensation Committee shall be final and binding on all the holders of any Awards granted under the Plan.

(5) ELIGIBILITY
      Options and Restricted Stock Awards under the Plan may be granted only to such Employees or to such Outside Directors as the Board or the Compensation Committee shall select. An Employee or Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards. Incentive stock options may be granted only in accordance with Section 422 of the Code, as may be amended from time to time, or any successor provision thereto, and in accordance with any applicable regulations promulgated thereunder.

(6) TERM OF PLAN
      Subject to the provisions of Section 22 hereof, the Plan shall become effective on January 11, 2000, subject to approval by the shareholders of the Company. The Plan shall continue in effect for a term of ten (10) years thereafter, unless sooner terminated under Section 18 hereof.

(7) TERM OF OPTION OR RESTRICTED STOCK AWARD
      Except as provided under Code Section 422(c)(5) with respect to a 10% Shareholder's incentive stock option and unless of shorter duration as provided in the terms of an Option or Restricted Stock Award Agreement, the term of each Option or forfeiture period for a Restricted Stock Award granted under the Plan shall be determined by the Board or the Compensation Committee but, in no event, shall it be for a period in excess of ten (10) years from the date of grant thereof.

(8) MAXIMUM ALLOTMENT OF OPTIONS
      The aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year under the Plan and all other plans of the Company or any parent or subsidiary of the Company shall not exceed $100,000 or such other amount as is permitted by the Code and regulations promulgated thereunder with respect to incentive stock options.

(9)  OPTION PRICE
       The Option Price for the Shares to be issued pursuant to any Option shall be as stated in the Option Agreement and shall be not less than the greater of (a) the fair market value of such Shares on date of grant of the Option as determined by the Board or the Compensation Committee (except that with respect to an incentive stock option issued to a 10% Shareholder, 110% of the fair market value or such other percentage as may be permitted by the Code and regulations promulgated thereunder), or
       (b) the par value of such Shares.

(10) EXERCISE OF OPTIONS
       (a) Procedure for Exercise
           ----------------------
              Any Option shall be exercisable on such terms and conditions as are set forth in the Option Agreement. The purchase price of the Shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the holder of an
              Option:

              i)    in cash or currency of the United States of America;

              ii) by tendering to the Company shares of the Company's Common Stock, then owned by him, having a fair market value equal to the cash exercise price applicable to the purchase price of the Shares as to which an Option is being exercised; or

              iii) partly in cash and partly in shares of the Company's Common Stock valued at fair market value.

              Such fair market value shall be the closing price per share of the Common Stock as reported on the NASD National Market (or on any successor market or a market or exchange on which the Common Stock is then traded), as of the close of business on the day immediately preceding the day on which the Option is exercised. If the Common Stock is not traded on the NASD National Market or any other market or exchange, the fair market value shall be determined by the Board or the Compensation Committee, whose determination shall be final and conclusive.

              An Option shall be deemed to be exercised when:

              i) written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option;

              ii) payment as described above for the Shares with respect to which the Option is exercised has been received by the Company; and

                 iii) such payment is accompanied by any representations or agreements required by the terms of this Plan or the Option Agreement.

                 A holder of an Option shall not have any rights to dividends or any other rights as a stockholder of the Company with respect to any shares covered by his Option until such shares shall have been issued to him as reflected by the books and records maintained by the Company's transfer agent relating to stockholders of the Company.

         (b)   Termination of Employment or Director Relationship/
               ---------------------------------------------------
               Death or Disability of Optionee
               -------------------------------
                 i) If, for any reason, an Optionee shall cease to be an Employee, or an Outside Director's service on the Board shall terminate, his or her right to exercise any non-qualified stock options shall cease thirty (30) days (except to the extent otherwise provided in [ii] below) after the date of such termination; provided, however, that if an Employee's employment is terminated for cause or an outside Director's service is terminated due to his or her removal for cause, said Option shall terminate immediately. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting, or continuation of service as an Outside Director, nor shall it interfere in any way with his right or the Company's right to terminate such relationship at any time subject to the provisions of any applicable contract. An Option may be exercised under this paragraph only to the extent of the accrued right to exercise at the time of termination, and only to the extent that the Option is otherwise exercisable pursuant to the initial term provided for in the Option Agreement covering such Option.

                 ii) In the event of the death or Disability of an Optionee, any non-qualified stock options which were exercisable by the Optionee on the date of his death or Disability shall remain exercisable for a period of six (6) months by the Optionee, the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. An Option may be exercised under this paragraph only to the extent of the accrued right to exercise at the time of death or Disability, as the case may be, and only to the extent that the Option is otherwise exercisable pursuant to its initial term.

                 iii) If an Employee's employment with the Company shall
                      terminate for any reason, he or she may exercise an incentive stock option for such period after termination as provided above for non-qualified stock options, but for no longer than the maximum period after termination allowed by Code Section 422 and the regulations promulgated thereunder; provided, however, that if employment shall terminate by reason of discharge for cause, the Option shall terminate immediately upon such termination.

(11) NON-TRANSFERABILITY OF OPTIONS AND
         RESTRICTED STOCK AWARDS
         Except as provided below, an Option and, unless and until the shares subject to a Restricted Stock Award are no longer subject to forfeiture, shares subject to a Restricted Stock Award, may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and an Option may be exercised during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Board or the Compensation Committee may permit the transfer of non-qualified stock options by such optionees to such persons or entities, and upon such terms or conditions as the Board or Compensation Committee may determine from time to time.

(12) RESTRICTED STOCK AWARD
         The Shares subject to a Restricted Stock Award shall be issued in the name of the recipient as soon as reasonably practicable after the date of grant of the Restricted Stock Award (and after the recipient has executed a Restricted Stock Award Agreement and any other documents which the Board or the Compensation Committee, in its absolute discretion, may require) without the requirement for payment of any cash consideration by such recipient, but shall be held by the Company until all risk of forfeiture shall have lapsed. Any certificate representing such Shares may bear such restrictive legend, if any, as the Board or the Compensation Committee may determine. Shares issued pursuant to Restricted Stock Awards shall be subject to such restrictions, terms and conditions as the Board or the Compensation Committee may establish, which may include, without limitation, the achievement of specific goals, and shall vest at such time or times as the Board or the Compensation Committee shall determine. The Board or the Compensation Committee may, in its sole discretion, make such adjustments to the goals applicable to a Restricted Stock Award as they deem necessary or advisable due to changes in criteria used for the specific goals or other factors which they deem appropriate.

         Upon issuance of the Shares subject to a Restricted Stock Award, the recipient shall, subject to Section ll, have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares, but all dividends and other distributions paid or made with respect to such Shares shall be held by the Company subject to the restrictions, terms and conditions of the Restricted Stock Award.

         As promptly as practicable after the shares of Common Stock subject to a Restricted Stock Award cease to be subject to forfeiture, the certificate representing such Shares, or a new certificate without any inapplicable restrictive legend if the original certificate bore a restrictive legend, shall be delivered to the recipient or, in the event of the death of a recipient prior to delivery, to his estate or other legally appointed personal representative.

         In the event of the termination of employment or service as an Outside Director of a recipient of a Restricted Stock Award due to death, disability or normal retirement, the Board or the Compensation Committee may, in its sole discretion, deem that the restrictions, terms and conditions of the Restricted Stock Award have been met for all or part of the Shares subject thereto, subject to such further terms and conditions, if any, as the Board or the Compensation Committee may determine.

(13) FORFEITURE OF OPTIONS AND REPAYMENT OF MARKET
         VALUE OF OPTIONS OR AWARDS
         If, at any time within one (1) year after an Optionee ceases to be an Employee or Outside Director, such Optionee engages in any activity in competition with any activity of the

       Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to:

       (a) conduct related to such Optionee's employment for which either criminal or civil penalties against the Optionee may be sought;

       (b) violation of Company policies, including, without limitation, the Company's insider trading policy;

       (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former or future employee of the Company;

       (d) disclosing or mis-using any confidential information or material concerning the Company; or,

       (e)  participating in a hostile takeover attempt, then:
                  i) Options and Restricted Stock Awards shall terminate effective the date on which such Optionee enters into such activity, unless terminated sooner by operation of another term or condition of this Plan;
                  ii) the aggregate difference between the exercise price of Options exercised within one (1) year of the date Optionee ceased to be an Employee or an Outside Director (the "Termination Date") and the closing market value of the Shares covered by such Options; and
                  iii) the aggregate of the closing market value for all Shares subject to Restricted Stock Awards as to which forfeiture provision expired within one (1) year prior to the Termination Date shall be paid by the Optionee to the Company.

       By accepting any Option or Restricted Stock Award, each Optionee consents to a deduction from any amounts the Company owes such Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed by the Company), to the extent of the amounts the Optionee owes the Company under the foregoing paragraph. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes it, calculated as set forth above, each Optionee agrees to pay immediately the unpaid balance to the Company. Optionees may be released from their obligations under this Section above only by the Board of Directors or the Compensation Committee.

(14) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
       In the event there is any change in the Common Stock through the declaration of stock dividends, or through a recapitalization resulting in a stock split, or combination or exchange of Shares, or reorganization, or otherwise, the Board or the Compensation Committee shall appropriately adjust the number or class of Shares covered by an Award, as well as the exercise price of Options; and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of Shares available for the grant of Awards under the Plan shall be appropriately adjusted.

         No fractional Shares of the Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of Shares then covered by the Award when changed as a result of such action shall be reduced to the largest number of whole Shares resulting from such action unless the Board or the Compensation Committee, in its discretion, shall determine to issue scrip certificates in respect of any fractional Shares, which scrip certificates shall be in a form and have such terms and conditions as the Board or the Compensation Committee in its discretion shall prescribe.

(15) CHANGE OF CONTROL

         (a) For purposes of this Plan, a Change of Control shall occur if there shall occur:

         i) (A) any consolidation or merger in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company entitled to vote in the election of directors of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of such stock of the Company immediately prior to the merger have the same proportionate ownership of common stock entitled to vote in the election of directors of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company.

         (b)   Notwithstanding any provisions in this Plan to the contrary:

i) Each outstanding Option granted under the Plan shall become immediately exercisable in full for the aggregate number of shares covered thereby upon the occurrence of a Change of Control described in this Section 15 and shall continue to be exercisable in full provided, however, that no Option shall be exercisable beyond the expiration date of its original term.

ii) The restrictions applicable to shares of a Restricted Stock Award shall lapse upon the occurrence of a Change of Control, and the holder thereof shall be entitled to receive, and the Company shall issue, immediately after the date of the Change of Control, unrestricted certificates for all of such shares.

iii) If a Change of Control occurs during the course of a performance period applicable to a Performance Award, the holder of such Performance Award shall be deemed to have satisfied the performance objectives effective on the date of such occurrence. Options granted pursuant to Performance Awards shall immediately vest and be treated as set forth in subsection
         (b)(i) above, and the restrictions applicable to any Restricted Stock Award shall lapse and shall be treated as set forth in subsection
         (b)(ii) above immediately following the occurrence of such Change of Control.

iv) In the event of a Change of Control, no amendment, suspension or termination of the Plan thereafter shall impair or reduce the rights of any person with respect to any award made under the Plan

(16) WITHHOLDING TAX
       The Company may make such provisions (including accepting Shares as payment or reducing the number of Shares to be issued) as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with the grant or exercise of any Award or the disposition of any Common Stock acquired pursuant to the exercise of an Option or Restricted Stock Award. If an Optionee who exercises all or part of an Option subsequently disposes of Common Stock in a "disqualifying disposition" described under Code Section 422(c)(2), such Optionee shall so notify the Company, forward such information as is thereby requested by the Company and, if so requested by the Company, pay to the Company such dollar amounts as are necessary to satisfy the Company's tax withholding obligations resulting from such disposition.

(17) TIME OF GRANTING OPTIONS
       The date of grant of an Award under the Plan shall for all purposes be the date on which the Board or Compensation Committee makes the determination granting such Award. Notice of the determination shall be given to the Optionee within a reasonable time after the date of such grant.

(18) AMENDMENT AND TERMINATION OF THE PLAN
       (a)  Amendment
            ---------
              The Board, without approval of the shareholders, may amend the Plan from time to time in such respects as the Board may deem advisable except that the Board may not, without the approval of the shareholders, amend the Plan to the extent that such amendment would require shareholder approval under the Code in order for Options to be granted as incentive stock options or in order for Awards to be considered "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.
       (b)  Termination
            -----------
              The Board, without approval of the shareholders, may at any time suspend or terminate the Plan.
       (c)  Effect of Amendment or Termination
            ----------------------------------
              Any such amendment or termination of the Plan shall not adversely affect Awards previously granted.

(19) CONDITIONS UPON ISSUANCE OF SHARES
       Shares shall not be issued with respect to an Award granted under the Plan unless the exercise of such Option or termination of the forfeiture period for such Restricted Stock Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the Shares may then be listed, and applicable state securities laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such

       Shares if, in the opinion of counsel for the Company, such a representation is necessary or desirable under any of the aforementioned relevant provisions of law.

(20) RESERVATION OF SHARES
       During the terms of this Plan, the Company will at all times reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

       Inability of the Company to obtain from any regulatory body having jurisdiction such authority as is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

(21) GOVERNING LAW
       The Plan and the rights of all persons hereunder shall be governed by the laws of the State of Connecticut, without regard to principles of conflict of laws.

(22) MISCELLANEOUS
       Participation under the Plan shall not affect eligibility for any profit-sharing, bonus, insurance, pension, or other extra compensation plan which the Company or any subsidiary may at any time adopt for employees, except to the extent that any law or regulation governing any such plan so provides. By acceptance of an Award under the Plan, each employee shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received pursuant thereto is special incentive compensation and will not be taken into account as "wages", "salary" or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit-sharing, employee stock purchase or deferred compensation plan of the Company or any subsidiary.

(23) SHAREHOLDERS' APPROVAL
       The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at a duly held shareholders' meeting within twelve (12) months before or after adoption of the Plan by the Board and any Award, granted hereunder prior to such approval shall be conditioned thereon.